MERRY LAND & INVESTMENT COMPANY, INC.

                                   TO

                     [                             ]

                                 Trustee
                                Indenture
                      Dated as of February 1, 1995

                         Senior Debt Securities

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                             TABLE OF CONTENTS

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                               ARTICLE TEN

                                COVENANTS

SECTION 1001.  Payment of Principal, Premium or
               Make Whole Amount, if any, Interest
               and Additional Amounts. . . . . . . . . . . . . . . . . . 61
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . 61
SECTION 1003.  Money for Securities Payments to Be Held in Trust . . . . 63

SECTION 1004.  {Omitted} . . . . . . . . . . . . . . . . . . . . . . . . 64



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               SECTION 1004.  {Omitted.}